Exhibit 10.3

February __, 2011
Global Cornerstone Holdings Limited
641 Lexington Avenue
28th Floor
New York, NY  10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Global Cornerstone Holdings Limited, a British Virgin Islands business company (the “Company”) and Citigroup Global Markets Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 8,000,000 of the Company’s units (the “Units”), each comprised of one ordinary share no par value of the Company (the “Ordinary Share”), and one warrant exercisable for one Ordinary Share (each, a “Warrant”). The Units sold in the Offering shall be quoted and traded on the Over-the-Counter Bulletin Board pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the Company has entered into that certain letter agreement, dated as of _______, 2011, by and among Global Cornerstone Holdings LLC (the “Sponsor”) and each of the members of the Sponsor;

     Therefore, in order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. The undersigned hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the undersigned shall vote all Founder Shares and any shares acquired by it in the Offering or the secondary public market in favor of such proposed Business Combination. The undersigned hereby further agree that if the Company seeks to amend its amended and restated memorandum and articles of association, the undersigned will have the discretion to vote in any manner they choose.

2. The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within the Applicable Period, the undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem the Ordinary Shares sold as part of the Units in the Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and any interest income released to the Company to fund it working capital requirements, divided by the number of then outstanding public shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) intend to cease all operations except for the purposes of any winding up of our affairs as promptly as reasonably possible following such redemption, subject in each case to the Company’s obligations under the laws of the British Virgin Islands to provide for claims of creditors and other requirements of applicable law.

The undersigned acknowledges that he/she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The undersigned hereby further waives, with respect to any Ordinary Shares held by him/her, any redemption rights he/she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although the undersigned shall be entitled to redemption and liquidation rights with respect to any Ordinary Shares (other than the Founder Shares) he/she holds if the Company fails to consummate a Business Combination within the Applicable Period).

3. The undersigned’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s questionnaire furnished to the Company is true and accurate in all respects. The undersigned represents and warrants that: that the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

4. Except as disclosed in the Prospectus, neither the undersigned, nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following: repayment of an aggregate of __________in loans made to the Company by the Sponsor; payment of an aggregate of $3,000 per month for office space, secretarial and administrative services, pursuant to an Administrative Support Agreement; payment of $35,000 by the Company to the Sponsor upon consummation of the Offering and an aggregate of approximately $17,000 per month until the consummation of a Business Combination or the Applicable Period for a management fee; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account up to $800,000 in interest income (net of taxes payable), in the event the underwriters’ over-allotment option in the Offering is not exercised in full, or $920,000 in interest income (net of taxes payable), if the underwriters’ over-allotment option in the Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of taxes payable) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised); and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with a Business Combination, provided, that, if the Company does not consummate a Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, however, that the Company may, for purposes of funding its working capital requirements (including repaying such loans), receive from the Trust Account up to $800,000 in interest income (net of taxes payable on such interest), in the event the underwriters’ over-allotment option in the Offering is not exercised in full, or $920,000 in interest income (net of taxes payable on such interest), if the underwriters’ over-allotment option in the Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of taxes payable on such interest) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised).

5. The undersigned has full right and power, without violating any agreement to which he, she or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, the undersigned hereby consents to being named in the Prospectus as an officer and/or director of the Company.

6. As used herein, (i) “Business Combination” shall mean the acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or engagement in any other similar business combination with one or more businesses or assets; (ii) “Founder Shares” shall mean the 2,019,512 Ordinary Shares of the Company acquired by the Sponsor for an aggregate purchase price of $25,000, or approximately $0.012 per share, prior to the consummation of the Offering; (iii) “Public Shareholders” shall mean the holders of securities issued in the Offering; (iv) “Applicable Period” shall mean 21 months from the closing of the Offering or 24 months from the closing of this Offering if a letter of intent or definitive agreement relating to our proposed Business Combination is executed before the 21-month period ends and (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering shall be deposited and that will be held by Continental Stock Transfer & Trust Company.

7. This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

8. The undersigned may not assign either this Letter Agreement or any of his/her rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned, and each of his/her respective successors, heirs, personal representatives and assigns.

9. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

10. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

 [Signature page follows]

Sincerely,

By:

Acknowledged and Agreed:

GLOBAL CORNERSTONE HOLDINGS LIMITED

By:	/s/